UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PUERTO RICO RESIDENTS
TAX-FREE FUND VI, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Puerto Rico Residents Tax-Free Fund VI, Inc. Announces Adjournment of Annual Meeting of Shareholders to November 30, 2021

SAN JUAN, Puerto Rico – October 26, 2021 – Puerto Rico Residents Tax-Free Fund VI, Inc. (“the Fund”) today convened and then adjourned the Annual Meeting of Shareholders of the Fund (the “Annual Meeting”) without transacting any other business. The Annual Meeting was adjourned to be held virtually on Tuesday, November 30, 2021 at 10:00 AM Atlantic Standard Time (9:00 AM Eastern Standard Time).

The transaction of business at the Annual Meeting requires a quorum of more than one-half of the outstanding shares of the Fund entitled to vote, represented in person or by proxy. Based on a determination by the inspectors of election, there was no quorum present at the Annual Meeting. Accordingly, the Annual Meeting has been adjourned to provide the Fund with additional time to solicit proxies from its shareholders to achieve a quorum at the Annual Meeting.

Further, the Proxy Statement (as defined below) is hereby amended to correct an inadvertent clerical error relating to Mr. Gabriel Pagán Pedrero in the “Term of Office and Length of Time Served” column of the table setting forth the Fund’s continuing directors. The classes and terms of office of the directors of the Fund are set forth below:

Director	Class	Term of Office
Carlos J. Nido	I	Expires 2021
Luis M. Pellot	I	Expires 2021
Enrique Vila del Corral	II	Expires 2022
Gabriel Pagán Pedrero	II	Expires 2022
Clotilde Pérez	III	Expires 2023
Jorge I. Vallejo	III	Expires 2023

THE BOARD OF DIRECTORS, INCLUDING ALL THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE ON THE WHITE PROXY CARD: (1) “FOR” PROPOSAL 1 TO ELECT THE TWO DIRECTOR NOMINEES NAMED THEREIN FOR ELECTION AS DIRECTORS OF THE FUND TO SERVE UNTIL THE END OF THEIR RESPECTIVE TERM OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED; AND (2) “AGAINST” PROPOSAL 2 TO REPEAL ANY PROVISION OF, OR AMENDMENT TO, THE AMENDED AND RESTATED BY-LAWS OF THE FUND ADOPTED BY THE BOARD WITHOUT THE APPROVAL OF THE FUND’S SHAREHOLDERS SUBSEQUENT TO SEPTEMBER 23, 2021. THESE PROPOSALS ARE DISCUSSED IN GREATER DETAIL IN THE PROXY STATEMENT, WHICH WE ADVISE YOU TO READ IN ITS ENTIRETY.

The record date for the adjourned Annual Meeting remains the close of business on September 7, 2021. Shareholders who have already voted do not need to recast their votes unless they wish to change their votes. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. Shareholders who have not already voted or wish to change their vote are encouraged to do so promptly using the instructions provided in their voting instruction form or proxy card.

The Board of Directors does not know of any matters to be properly brought before the Annual Meeting other than the proposals described in the Proxy Statement.

In the event you receive any materials from Ocean Capital LLC (“Ocean Capital”) or any of its affiliates, we urge you to discard any such materials. The Fund also encourages you NOT to sign or return any blue proxy cards that may be sent to you by Ocean Capital or any of its affiliates in favor of Ocean Capital’s director nominees or shareholder proposal. If you vote—or have already voted—using a blue proxy card sent to you by Ocean Capital, you can revoke it by voting using the WHITE proxy card sent to you or by voting virtually at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

If shareholders have questions about how to vote their shares, they should immediately contact the Fund’s proxy solicitor, Okapi Partners, at (877) 566-1922 or at info@okapipartners.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Shareholders of the Fund can obtain copies of the definitive proxy statement filed by the Fund with U.S. Securities and Exchange Commission (the “SEC”) on September 21, 2021, as supplemented by Amendment No. 1 filed with the SEC on October 6, 2021 (“Amendment No. 1”) and this Amendment No. 2 (“Amendment No. 2” and as amended and supplemented by Amendment No. 1 and Amendment No. 2, the “Proxy Statement”), any future supplements to the Proxy Statement and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov.

IT IS IMPORTANT THAT YOUR WHITE PROXY CARDS BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR WHITE PROXY CARD TODAY.

In San Juan, Puerto Rico, this 26th day of October, 2021.

By Order of the Board of Directors:

/s/ Luis A. Avilés
Luis A. Avilés
Secretary